Exhibit 99.1
Align Technology Announces Third Quarter 2026 Financial Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS

Clear Aligner Revenue Growth, Improved Profitability and Continued Capital Return Demonstrate Progress on Strategic Priorities

•Q3'26 total revenues were $1.015 billion, up 1.9% year-over-year
•Q3'26 Clear Aligner revenues of $839.3 million increased 4.2% year-over-year, and Clear Aligner volume increased 6.6% year-over-year to 690.6 thousand cases
•Q3'26 Imaging Systems and CAD/CAM Services revenues were $175.5 million, down 7.6% year-over-year
•Q3'26 gross margin was 68.7%. On a non-GAAP basis, Q3'26 gross margin was 70.4%(1), flat year-over-year or up approximately 0.7 points at constant currency
•Q3'26 operating margin was 16.7%, compared with 9.7% in Q3'25. Non-GAAP operating margin was 24.4%(1), up 0.5 points year-over-year or up approximately 1.4 points at constant currency
•Q3'26 diluted net income per share was $1.90, compared with $0.78 in Q3'25. Non-GAAP diluted net income per share was $2.80(1), compared with $2.61 in Q3'25

TEMPE, Ariz., October 28, 2026 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter ("Q3'26").

Commenting on Align's Q3'26 results, Align Technology President and CEO Joe Hogan said, “We delivered solid third-quarter results, with Q3 revenues and Clear Aligner volumes in line with our outlook and non-GAAP operating margin was above our prior guidance. Clear Aligner volumes reflect record doctor submitters, record third-quarter Clear Aligner shipments, improved utilization, and broad-based international growth. For the first time in 6 quarters, orthodontist shipments in North America increased year-over-year, and DSO shipments were up double-digits, across both orthodontist and GP customers. Our focus remains on expanding iTero’s reach and in Q3, the number of scanner units placed—including leased, rented and certified pre-owned systems increased double-digits year-over-year, to more than 157,000 systems globally. From a profitability perspective, non-GAAP gross margin was 70.4%, modestly below our expectation, reflecting higher fuel-related transportation costs, lower Clear Aligner ASPs and geographic and product mix. Disciplined expense management and productivity improvements contributed to non-GAAP operating margin of 24.4%, above our outlook. Overall, Q3 demonstrated continued Clear Aligner growth, expansion of our digital platform and customer footprint, and improved profitability."

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Third Quarter 2026 Financial Results
Continued Hogan, "We also have a significant innovation pipeline ahead of us. We continue to be excited about our next-gen direct fabrication 3D printing materials platform, called NXT Technology. NXT Technology unlocks greater control, consistency, and precision across appliance design-enabling an entirely new level of Invisalign® performance and personalization. We are broadening the application of 3D printing across the Invisalign portfolio, as well as expanding into new categories: Invisalign® Specifix attachment system expands our direct 3D-printing capabilities beyond aligners and appliances into the attachment system itself. This week, we will begin a U.S. pilot of a new product Invisalign® Sports Guard -- a custom direct 3D printed sports mouth guards -- made from an iTero™ scan. Sports mouth guards represent a large and growing market opportunity amid increasing awareness of concussion risks in contact sports. There is also significant overlap with our kids and teens demographic, and we expect it to drive awareness and utilization of Invisalign treatment through Invisalign doctors.”

Q3'26 total revenues were $1,014.8 million, down 3.9% sequentially and up 1.9% year-over-year. Q3'26 total revenues were unfavorably impacted by foreign exchange by approximately $4.7 million, or 0.5% sequentially, and unfavorably impacted by approximately $5.0 million, or 0.5% year-over-year.(1) Q3'26 Clear Aligner revenues were $839.3 million, down 3.6% sequentially and up 4.2% year-over-year. Q3'26 Clear Aligner revenues were unfavorably impacted by foreign exchange by approximately $3.8 million, or 0.5% sequentially, and unfavorably impacted by approximately $4.1 million, or 0.5% year-over-year.(1) Q3'26 Clear Aligner volume of 690.6 thousand cases was down 0.2% sequentially and up 6.6% year-over-year. Q3'26 Imaging Systems and CAD/CAM Services revenues were $175.5 million, down 5.3% sequentially and down 7.6% year-over-year. Q3'26 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange by approximately $0.9 million, or 0.5% sequentially, and unfavorably impacted by approximately $0.9 million, or 0.5% year-over-year.(1)

Q3'26 gross profit was $697.5 million, resulting in a gross margin of 68.7%. Q3'26 gross margin was unfavorably impacted by foreign exchange by approximately 0.1 points sequentially.(1) On a constant currency basis, excluding the unfavorable foreign exchange impact, Q3'26 gross margin would have been approximately 68.9%. On a year-over-year basis, Q3'26 gross margin was unfavorably impacted by foreign exchange by approximately 0.8 points.(1) On a constant currency basis, excluding the unfavorable foreign exchange impact, Q3'26 gross margin would have been approximately 69.5%. On a non-GAAP basis, Q3'26 gross profit was $714.1 million, resulting in a gross margin of 70.4%.(1)

Q3'26 operating income was $169.2 million, resulting in an operating margin of 16.7%. Q3'26 operating income was unfavorably impacted by $5.6 million accrual related to UK VAT. Q3'26 operating margin was unfavorably impacted by foreign exchange by approximately 0.2 points sequentially.(1) On a constant currency basis, excluding the unfavorable foreign exchange impact, Q3'26 operating margin would have been approximately 16.9%. On a year-over-year basis, Q3'26 operating margin was unfavorably impacted by foreign exchange by approximately 1.5 points.(1) On a constant currency basis, excluding the unfavorable foreign exchange impact, Q3'26 operating margin would have been approximately 18.2%.(1) Q3'26 net income was $135.0 million, or $1.90 per diluted share. Foreign exchange unfavorably impacted Q3'26 diluted net income per share by approximately $0.09 sequentially and by approximately $0.24 year-over-year. On a non-GAAP basis, Q3'26 net income was $198.9 million, or $2.80 per diluted share.(1)

Align Technology Announces Third Quarter 2026 Financial Results

Financial Summary - Third Quarter Fiscal 2026

	Q3'26	Q2'26	Q3'25	Q/Q Change	Y/Y Change
Clear Aligner Shipments	690,635	691,785	647,750	(0.2)%	+6.6%
GAAP
Net Revenues	$1,014.8M	$1,056.2M	$995.7M	(3.9)%	+1.9%
Clear Aligner	$839.3M	$870.9M	$805.8M	(3.6)%	+4.2%
Imaging Systems and CAD/CAM Services	$175.5M	$185.3M	$189.9M	(5.3)%	(7.6)%
Net Income	$135.0M	$108.3M	$56.8M	+24.7%	+138.0%
Diluted EPS	$1.90	$1.51	$0.78	+$0.39	+$1.12
Non-GAAP
Net Income	$198.9M	$189.1M	$189.0M	+5.2%	+5.2%
Diluted EPS	$2.80	$2.64	$2.61	+$0.16	+$0.19
Changes and percentages are calculated using unrounded values. As a result, certain tables may not sum or recalculate precisely due to rounding.

As of September 30, 2026, we had approximately $1,144.9 million in cash and cash equivalents, compared to approximately $1,102.6 million as of June 30, 2026. As of September 30, 2026, we had $300.0 million available under our revolving line of credit, which includes a $50.0 million letter of credit sub-limit.
Commenting on Align's performance and business outlook, Align Technology CFO and EVP Global Finance, John Morici said, "I was pleased to deliver third-quarter revenue and Clear Aligner volume in line with our outlook while improving year-over-year profitability. Consistent with our first and second quarters, these results were achieved against a challenging market backdrop, as demand across the dental and orthodontic industry continued to be affected by a softer environment for discretionary healthcare spending and capital equipment investment. Those conditions persisted through the third quarter and our fourth-quarter outlook reflects what we continue to see across the broader market. As we look to 2027, we believe we are positioned to deliver another year of revenue growth and margin expansion. Importantly, our preliminary planning assumes an operating environment broadly consistent with current conditions and does not require a consumer recovery."

Align Announcement Highlights –Link to Align press release page: https://investor.aligntech.com/

Align Technology Announces Third Quarter 2026 Financial Results
Q3'26 Stock Repurchase
•During Q3'26, we repurchased approximately 627.3 thousand shares of our common stock at an average price of $164.73 per share. These purchases were made pursuant to the $200.0 million open market repurchase plan announced on April 29, 2026, which we completed earlier this month.
•As of September 30, 2026, $630.0 million remains available for repurchases of our common stock under our $1.0 billion stock repurchase program announced in April 2025.
•During Q4'26, we expect to repurchase up to $300.0 million of our common stock.

Fiscal 2026 Business Outlook
Assuming no circumstances occur beyond our control that could impact our business:

Q4'26:
•We expect Q4’26 worldwide revenues to be in the range of $1,000M to $1,020M.
•We expect Q4'26 Clear Aligner volume to be up low single-digits year-over-year and Q4'26 Clear Aligner ASP to be down approximately 1% year-over-year.
•We expect Q4'26 Systems & Services revenue to be in the range of $170M to $180M.
•We expect Q4’26 GAAP Gross Margin to be approximately 71.0%.
•We expect Q4’26 non-GAAP Gross Margin to be approximately 72.0%.
•We expect Q4’26 GAAP Operating Margin to be approximately 20.0%.
•We expect Q4’26 non-GAAP Operating Margin to be approximately 26.0%.
•For Q4’26, we expect to repurchase up to $300M of our common stock.

For Fiscal 2026:
•We expect 2026 worldwide revenue to be approximately in the range of $4,110M to $4,130M.
•We expect 2026 Clear Aligner volume and revenue growth to be up approximately 5% to 6% year-over-year
•We expect 2026 Clear Aligner ASP to be slightly down from 2025.
•We expect 2026 Systems & Services revenue to be $715M to $725M.
•We expect 2026 GAAP Operating Margin to be approximately 16.2%, up approximately 2.7 points year-over-year.
•We expect 2026 non-GAAP Operating Margin to be approximately 23.7%, a 100-basis point improvement year-over-year consistent with our previous guidance.
•We expect our investments in capital expenditures for fiscal 2026 to be $125M to $150M.
•We expect to repurchase approximately $500M of our common stock in 2026, reflecting the conviction of the Board and Management in Align's long-term value.

Third Quarter 2026 Highlights:
•Q3’26 Clear Aligner growth initiatives continued to expand the number of doctors submitting cases and support broader access to Invisalign® treatment with doctor utilization increasing 3.4% year-over-year.
•Q3’26 iTero™ scanner units placed including leased, rented and certified pre-owned systems, increased double-digits year-over-year to more than 157,000 systems globally.

Align Technology Announces Third Quarter 2026 Financial Results
•Significant innovation pipeline across digital treatment planning, AI-enabled capabilities, growing-patient treatment, restorative workflows, scanning solutions and CAD/CAM software. We are investing in technologies that can expand clinical applicability, improve the customer experience and make our business more productive at scale.
•Next-gen direct fabrication 3D printing and new materials called NXT Technology. NXT unlocks greater control, consistency, and precision across appliance design-enabling an entirely new level of Invisalign® performance and personalization. Invisalign® Specifix attachment system launched this year expands our direct 3D-printing capabilities beyond aligners and appliances into the attachment system itself. We are launching a U.S. pilot of a new product category -- sports mouth guards -- powered by our direct 3D printing technology, and material science capabilities. Sports mouth guards represent a large and growing market opportunity amid growing awareness of concussion risks in contact sports. The Invisalign® Sports Guard is a custom direct 3D printed sports mouth guard made from an iTero™ digital scan. It comes in multiple thickness options, and will be available through participating Invisalign providers. For more information please email: invisalignsportsguard@aligntech.com.

Align Technology Announces Third Quarter 2026 Financial Results
Align Webcast and Conference Call

We will host a conference call today, October 28, 2026, at 4:30 p.m. EDT, 1:30 p.m. PDT, to review our Q3'26 financial results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/qyykh4hq. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, constant currency diluted net income per share, non-GAAP constant currency gross margin, non-GAAP constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets, restructuring and other charges, legal settlements and contingencies, acquisition-related costs, discrete cash and non-cash charges or gains and associated tax impacts that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported results of operations, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges and gains are excluded or included from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded or included from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with U.S. GAAP. We urge

Align Technology Announces Third Quarter 2026 Financial Results
investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 307 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 29 years, Align has helped doctors treat approximately 24.2 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This press release, including the tables below, contains forward-looking statements, including statements of our current intentions, beliefs and expectations regarding our products and innovations, market opportunities; our flexibility to invest in innovation, support our customers, and return capital to shareholders, and our commitment to disciplined capital allocation, financial flexibility and the creation of long-term value for shareholders; our expectations for Q4'26 worldwide revenues, Clear Aligner volume, Clear Aligner ASP, Systems and Services revenues, GAAP and non-GAAP gross margin, and GAAP and non-GAAP operating margin; our expectations for fiscal year 2026 worldwide revenue growth (including our assumption regarding foreign exchange), Clear Aligner volume growth, Clear Aligner ASP, Systems and Services revenue growth, GAAP and non-GAAP gross margin, GAAP and non-GAAP operating margin; our expectations regarding the timing and amount of future stock repurchases, including our plans to repurchase $500 million of our common stock in 2026; and our expectation that our fiscal 2027 GAAP and non-GAAP operating margins will improve by approximately 100 basis points year-over-year. Forward-looking statements contained in this press release are based upon information available to Align as of the date hereof. These forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks and uncertainties, and assumptions that may be inaccurate. As a result, actual results may differ materially and adversely from those expressed or implied in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

Align Technology Announces Third Quarter 2026 Financial Results
•macroeconomic conditions, including fluctuations in foreign currency exchange rates, higher interest rates, market volatility, inflation, general economic weakness, and threats of or actual slowdowns or recessions;
•geopolitical events, such as wars, military conflicts (such as the ongoing military conflicts in the Middle East, including the hostilities involving Israel, Iran, and the United States, and geopolitical tensions involving Ukraine and China), terrorism and major public health crises, which could result in, among other things, disruptions to our supply chain and the global economy, energy shortages and elevated gasoline and other energy costs, inflation, decreased customer and consumer sentiment, uneven patient traffic at dental practices, and a shift in public opinion about companies based in the United States or in the regions where we operate;
•trade policies, tariffs, customs duties and fees, and retaliatory actions, international trade disputes, or protectionist trade measures taken in response to or resulting from such measures;
•customer and consumer purchasing behavior and changes in demand for dental services as a result of, among other things, prevailing macroeconomic conditions, declining customer confidence and consumer sentiment, consumer economic uncertainty, employment levels, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and perceptions of current and future economic conditions;
•variations in our geographic, channel or product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products and leasing or rental programs with a higher percentage of deferred revenue;
•reductions, delays or shifts in purchasing or utilization of our products and services by doctors at dental support organizations, orthodontic service organizations and other large group practices;
•competition from existing and new competitors;
•competitive pressure from AI-powered technologies in the dental industry, regulatory and legal risks surrounding implementation of AI, and reputational harm from improper use of AI;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing, availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•our ability to comply with regulatory requirements and obtain and maintain regulatory approvals or clearances, including as a result of any shutdowns of the U.S. federal government or reductions in government personnel;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;

Align Technology Announces Third Quarter 2026 Financial Results
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•our ability to identify, complete, finance and integrate acquisitions, investments and other strategic transactions, and to realize the anticipated synergies and benefits of those transactions;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•security breaches, data breaches, or other cybersecurity incidents involving any customer and/or patient data, and our failure to comply with laws, regulations and other obligations related to privacy, data protection, data governance and cybersecurity;
•natural disasters and extreme weather conditions occurring in a region where one of our facilities or those of our customers or suppliers are located;
•the timing of case submissions from our doctor customers within a quarter as well as increases in manufacturing cost per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2026 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the SEC on August 5, 2026. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$1,014,763	$995,692	$3,111,042	$2,987,403
Cost of net revenues	317,292	356,491	919,554	959,977
Gross profit	697,471	639,201	2,191,488	2,027,426
Operating expenses:
Selling, general and administrative	410,554	417,800	1,338,567	1,314,115
Research and development	93,873	93,276	294,563	286,875
Restructuring and other charges	17,231	31,827	17,231	31,827
Legal settlements and contingencies	6,649	—	75,995	4,178
Total operating expenses	528,307	542,903	1,726,356	1,636,995
Income from operations	169,164	96,298	465,132	390,431
Interest income and other income (expense), net:
Interest income	6,212	3,249	14,759	11,424
Other income (expense), net	(5,302)	(4,813)	(12,238)	6,837
Total interest income and other income (expense), net	910	(1,564)	2,521	18,261
Net income before provision for income taxes	170,074	94,734	467,653	408,692
Provision for income taxes	35,030	37,981	111,544	134,101
Net income	$135,044	$56,753	$356,109	$274,591

Net income per share:
Basic	$1.90	$0.78	$4.99	$3.77
Diluted	$1.90	$0.78	$4.98	$3.77
Shares used in computing net income per share:
Basic	70,993	72,377	71,303	72,831
Diluted	71,015	72,419	71,473	72,880

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
ASSETS

Current assets:
Cash and cash equivalents	$1,144,931	$1,094,908
Accounts receivable, net	1,163,854	1,101,757
Inventories	224,654	226,343
Prepaid expenses and other current assets	192,636	165,571
Assets held for sale	—	27,983
Total current assets	2,726,075	2,616,562

Property, plant and equipment, net	1,134,486	1,131,453
Operating lease right-of-use assets, net	140,616	108,322
Goodwill	495,279	491,833
Intangible assets, net	90,620	93,933
Deferred tax assets	1,478,052	1,513,542
Other assets	455,481	278,048

Total assets	$6,520,609	$6,233,693

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$117,876	$121,450
Accrued liabilities	633,487	536,749
Deferred revenues	1,162,134	1,261,816
Total current liabilities	1,913,497	1,920,015

Income tax payable	72,138	68,200
Operating lease liabilities	112,296	82,507
Other long-term liabilities	117,101	113,824
Total liabilities	2,215,032	2,184,546

Total stockholders’ equity	4,305,577	4,049,147

Total liabilities and stockholders’ equity	$6,520,609	$6,233,693

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$526,716	$370,046

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(260,797)	(76,529)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(210,493)	(367,174)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(5,324)	34,502
Net increase (decrease) in cash, cash equivalents, and restricted cash	50,102	(39,155)
Cash, cash equivalents, and restricted cash at beginning of the period	1,096,186	1,044,963
Cash, cash equivalents, and restricted cash at end of the period	$1,146,288	$1,005,808

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
2025	2025	2025	2025	2025	2026	2026	2026
Number of Invisalign Trained Doctors Cases Were Shipped To
85,275	86,250	88,155	87,710	130,015	88,065	89,175	90,910
Invisalign Trained Doctor Utilization Rates*
7.5	7.5	7.3	7.7	20.1	7.8	7.8	7.6
Clear Aligner Revenue Per Case Shipment**
$1,240	$1,250	$1,245	$1,240	$1,245	$1,250	$1,260	$1,215
* number of cases shipped / number of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2025	2025	2025	2025	2025	2026	2026	2026
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,538	$1,636	$1,540	$1,463	$6,177	$1,620	$1,846	$1,819
SBC included in Operating Expenses	43,459	46,572	46,837	42,825	179,693	39,304	43,714	37,208
Total SBC	$44,997	$48,208	$48,377	$44,288	$185,870	$40,924	$45,560	$39,027

Align Technology Announces Third Quarter 2026 Financial Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES, GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	46295			46203
	GAAP	Constant Currency Impact	Constant Currency Totals	GAAP	Impact of Constant Currency
Net revenues
Clear Aligner	$839,272	$3,799	$843,071	$870,874
Systems and Services	175,491	903	176,394	185,318
Total net revenues[1]	$1,014,763	$4,702	$1,019,465	$1,056,192	0.5%
Gross profit
Clear Aligner	$581,357	$3,722	$585,079	$621,504
Systems and Services	116,114	752	116,866	135,926
Total gross profit[2]	$697,471	$4,474	$701,945	$757,430
Gross margin
Clear Aligner	69.3%		69.4%	71.4%	0.1
Systems and Services	66.2%		66.3%	73.3%	0.1
Consolidated gross margin[3]	68.7%		68.9%	71.7%	0.1

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2026			2025
	GAAP	Constant Currency Impact	Constant Currency Totals	GAAP	Impact of Constant Currency
Net revenues
Clear Aligner	$839,272	$4,082	$843,354	$805,799
Systems and Services	175,491	901	176,392	189,893
Total net revenues[1]	$1,014,763	$4,983	$1,019,746	$995,692	0.5%
Gross profit
Clear Aligner	$581,357	$9,717	$591,074	$522,858
Systems and Services	116,114	1,630	117,744	116,343
Total gross profit[2]	$697,471	$11,347	$708,818	$639,201
Gross margin
Clear Aligner	69.3%		70.1%	64.9%	0.8
Systems and Services	66.2%		66.8%	61.3%	0.6
Consolidated gross margin[3]	68.7%		69.5%	64.2%	0.8

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(2) We define constant currency gross profit as GAAP gross profit excluding the impacts of foreign exchange rate fluctuations on net revenues and cost of net revenues.
(3) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2026	June 30, 2026
GAAP income from operations	$169,164	$154,013
Income from operations constant currency impact (1)	2,733
Constant currency income from operations (1)	$171,897

	Three Months Ended
	September 30, 2026	June 30, 2026
GAAP operating margin	16.7%	14.6%
Operating margin constant currency impact (2)	0.2
Constant currency operating margin (2)	16.9%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2026	2025
GAAP income from operations	$169,164	$96,298
Income from operations constant currency impact (1)	16,059
Constant currency income from operations (1)	$185,223

	Three Months Ended September 30,
	2026	2025
GAAP operating margin	16.7%	9.7%
Operating margin constant currency impact (2)	1.5
Constant currency operating margin (2)	18.2%

Notes:
(1) Beginning in Q1 2026, we define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP gross profit and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period gross profit and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY DILUTED NET INCOME PER SHARE
(in dollars)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2026	June 30, 2026
GAAP diluted net income per share	$1.90	$1.51
Diluted net income per share constant currency impact (1)	0.09
Constant currency diluted net income per share (1)	$1.99

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2026	2025
GAAP diluted net income per share	$1.90	$0.78
Diluted net income per share constant currency impact (1)	0.24
Constant currency diluted net income per share (1)	$2.14

Notes:
(1) Constant currency diluted net income per share is computed by dividing GAAP net income excluding the impacts of foreign exchange rate fluctuations on GAAP operating income and non-operating income and expense by the weighted average diluted shares outstanding during the period. Diluted net income per share constant currency impact is the increase or decrease in constant currency diluted net income per share compared to the GAAP diluted net income per share.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONSTANT CURRENCY IMPACT ON NON-GAAP ITEMS+

Year-over-year constant currency analysis	Three Months Ended September 30
Non-GAAP gross profit	$714,079
Constant currency impact on non-GAAP gross profit(1)	10,451
Non-GAAP constant currency gross profit(1)	$724,530

Year-over-year constant currency analysis	Three Months Ended September 30
Non-GAAP gross margin	70.4%
Non-GAAP gross margin constant currency impact(1)	0.7
Non-GAAP constant currency gross margin(1)	71.1%

Year-over-year constant currency analysis	Three Months Ended September 30
Non-GAAP income from operations	$247,790
Constant currency impact on non-GAAP income from operations(2)	15,205
Non-GAAP constant currency income from operations(2)	$262,995

Year-over-year constant currency analysis	Three Months Ended September 30
Non-GAAP operating margin	24.4%
Non-GAAP operating margin constant currency impact	1.4
Non-GAAP constant currency operating margin	25.8%

Notes:
(1) We define Non-GAAP constant currency gross profit as Non-GAAP gross profit, as reconciled to GAAP gross profit, excluding the impacts of foreign exchange rate fluctuations on Non-GAAP gross profit. We define Non-GAAP constant currency gross margin as Non-GAAP constant currency gross profit as a percentage of constant currency net revenues.
(2) We define Non-GAAP constant currency income from operations as Non-GAAP income from operations, as reconciled to GAAP income from operations, excluding the impacts of foreign exchange rate fluctuations on Non-GAAP income from operations. We define Non-GAAP constant currency operating margin as Non-GAAP constant currency income from operations as a percentage of constant currency net revenues.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2026 Financial Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP gross profit	$697,471	$639,201	$2,191,488	$2,027,426
Stock-based compensation	1,819	1,540	5,285	4,714
Amortization of intangibles (1)	3,559	3,837	11,282	11,138
Restructuring and other charges (2)	11,230	4,792	11,308	7,045
Impairment loss on Assets held for sale (3)	—	23,142	—	23,142
Gain on Assets held for sale (3)	—	—	(11,699)	—
Depreciation on assets disposed of in connection with restructuring plans (4)	—	13,663	15,599	13,663
Impairment loss on inventory (5)	—	14,924	—	14,924
Other non-GAAP items (6)	—	—	841	—
Non-GAAP gross profit	$714,079	$701,099	$2,224,104	$2,102,052

GAAP gross margin	68.7%	64.2%	70.4%	67.9%
Non-GAAP gross margin	70.4%	70.4%	71.5%	70.4%

GAAP total operating expenses	$528,307	$542,903	$1,726,356	$1,636,995
Stock-based compensation	(37,208)	(46,837)	(120,226)	(136,868)
Amortization of intangibles (1)	(930)	(939)	(2,827)	(2,684)
Restructuring and other charges (2)	(17,231)	(31,827)	(16,476)	(31,630)
Legal settlements and contingencies (7)	(6,649)	—	(75,995)	(4,178)
Non-GAAP total operating expenses	$466,289	$463,300	$1,510,832	$1,461,635

GAAP income from operations	$169,164	$96,298	$465,132	$390,431
Stock-based compensation	39,027	48,377	125,511	141,582
Amortization of intangibles (1)	4,489	4,776	14,109	13,822
Restructuring and other charges (2)	28,461	36,619	27,784	38,675
Legal settlements and contingencies (7)	6,649	—	75,995	4,178
Impairment loss on Assets held for sale (3)	—	23,142	—	23,142
Gain on Assets held for Sale(3)	—	—	(11,699)	—
Depreciation on assets disposed of in connection with restructuring plans (4)	—	13,663	15,599	13,663
Impairment loss on inventory (5)	—	14,924	—	14,924
Other non-GAAP items (6)	—	—	841	—
Non-GAAP income from operations	$247,790	$237,799	$713,272	$640,417

GAAP operating margin	16.7%	9.7%	15.0%	13.1%
Non-GAAP operating margin	24.4%	23.9%	22.9%	21.4%

Align Technology Announces Third Quarter 2026 Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income before provision for income taxes	$170,074	$94,734	$467,653	$408,692
Stock-based compensation	39,027	48,377	125,511	141,582
Amortization of intangibles (1)	4,489	4,776	14,109	13,822
Restructuring and other charges (2)	28,461	36,619	27,784	38,675
Legal settlements and contingencies (7)	6,649	—	75,995	4,178
Impairment loss on Assets held for sale (3)	—	23,142	—	23,142
Gain on Assets held for sale (3)	—	—	(11,699)	—
Depreciation on assets disposed of in connection with restructuring plans (4)	—	13,663	15,599	13,663
Impairment loss on inventory (5)	—	14,924	—	14,924
Other non-GAAP items (6)	—	—	841	—
Non-GAAP net income before provision for income taxes	$248,700	$236,235	$715,793	$658,678

GAAP provision for income taxes	$35,030	$37,981	$111,544	$134,101
Tax impact on non-GAAP adjustments	14,763	9,266	31,614	(2,365)
Non-GAAP provision for income taxes	$49,793	$47,247	$143,158	$131,736

GAAP effective tax rate	20.6%	40.1%	23.9%	32.8%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$135,044	$56,753	$356,109	$274,591
Stock-based compensation	39,027	48,377	125,511	141,582
Amortization of intangibles (1)	4,489	4,776	14,109	13,822
Restructuring and other charges (2)	28,461	36,619	27,784	38,675
Legal settlements and contingencies (7)	6,649	—	75,995	4,178
Impairment loss on Assets held for sale (3)	—	23,142	—	23,142
Gain on Assets held for sale (3)	—	—	(11,699)	—
Depreciation on assets disposed of in connection with restructuring plans (4)	—	13,663	15,599	13,663
Impairment loss on inventory (5)	—	14,924	—	14,924
Other non-GAAP items (6)	—	—	841	—
Tax impact on non-GAAP adjustments	(14,763)	(9,266)	(31,614)	2,365
Non-GAAP net income	$198,907	$188,988	$572,635	$526,942

GAAP diluted net income per share	$1.90	$0.78	$4.98	$3.77
Non-GAAP diluted net income per share	$2.80	$2.61	$8.01	$7.23

Shares used in computing diluted net income per share	71,015	72,419	71,473	72,880

Notes:
(1)    Amortization of intangible assets.
(2)    During the third quarter of 2026 and 2025, we initiated restructuring plans to reduce headcount and increase efficiency across the organization and lower the overall cost structure. Restructuring charges are primarily related to involuntary termination benefits, including employee severance and other post-employment benefits.

Align Technology Announces Third Quarter 2026 Financial Results

(3)    During the third quarter 2025, we originally recorded an impairment loss related to a manufacturing facility disposal group that met the criteria to be classified as assets held for sale. During the first quarter of 2026, we recognized a gain of $11.7 million resulting from an increase in fair value less costs to sell related to these assets held for sale.
(4)    During the third quarter 2025, we initiated the disposal of certain manufacturing fixed assets, in connection with our 2025 restructuring plan. Accordingly, we revised the useful lives of these assets and recorded accelerated depreciation expense.
(5)    During the third quarter 2025, we recorded an impairment loss for obsolete inventory.
(6)    During the first quarter 2026, we recorded other non-recurring charges related to the disposal of certain manufacturing fixed assets.
(7) During the third quarter 2026, and second quarter 2026, we recorded approximately $5.6 million and $37.5 million, respectively, related to UK VAT contingency loss, and approximately $1.0 million and $1.2 million, respectively, related to legal settlements.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
Q4 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP gross margin	~71.1%-71.4%
Stock-based compensation	~0.2%
Amortization of intangibles (1)	~0.4%
Other charges (2)	~0.2%
Non-GAAP gross margin	Approximately 72.0%
Percentages do not add up due to rounding.
Notes:
(1) Amortization of intangible assets.
(2) In the fourth quarter 2026, we anticipate one-time charge of approximately $2M related to contract terminations in connection with the 2026 restructuring plan.

GAAP operating margin	~19.6%-20.0%
Stock-based compensation	~4.9%
Amortization of intangibles (1)	~0.4%
Restructuring and other charges (2)	~0.7%-0.9%
Non-GAAP operating margin	Approximately 26.0%
Percentages do not add up due to rounding.
Notes:
(1) Amortization of intangible assets.
(2) In the fourth quarter 2026, we anticipate incurring restructuring and other charges of approximately $7-9M, related to early termination of leases and involuntary termination benefits, including employee severance and other post-employment benefits.

ALIGN TECHNOLOGY, INC.
FISCAL 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	~16.1%-16.2%
Stock-based compensation	~4.2%
Amortization of intangibles (1)	~0.5%
Depreciation on assets disposed of in connection with restructuring plans (2)	~0.4%
Gain on Assets held for sale (3)	~(0.3%)
Legal settlement and contingencies loss (4)	~1.8%
Restructuring and other charges (5)	~0.9%
Non-GAAP operating margin	~23.7%
Percentages do not add up due to rounding.

Notes:
(1) Amortization of intangible assets.
(2) First quarter 2026, we initiated the disposal of certain manufacturing fixed assets, in connection with our 2025 restructuring plan. Accordingly, we revised the useful lives of these assets and recorded accelerated depreciation expense.
(3) During the third quarter 2025, we originally recorded an impairment loss related to a manufacturing facility disposal group that met the criteria to be classified as assets held for sale. During the first quarter of 2026, we recognized a gain of $11.7 million resulting from an increase in fair value less costs to sell related to these assets held for sale.
(4) During the third quarter 2026, and second quarter 2026, we recorded approximately $5.6 million and $37.5 million, respectively, related to UK VAT contingency loss, and approximately $1.0 million and $1.2 million, respectively, related to legal settlements.
(5) Restructuring charges are primarily related to involuntary termination benefits, including employee severance and other post-employment benefits.
Refer to "About Non-GAAP Financial Measures" section of press release.